Exhibit 99.1

Gulf Island Fabrication, Inc. to Present at the Capital One Southcoast 2012 Energy Conference

HOUMA, La.--(BUSINESS WIRE)--November 30, 2012--Gulf Island Fabrication, Inc. (NASDAQ: GIFI), a leading fabricator of offshore drilling and production platforms, today announced that Kerry J. Chauvin, Chairman of the Board and CEO, and Roy F. Breerwood, III, Chief Financial Officer, will present at the Capital One Southcoast, Inc. 2012 Energy Conference. The event will be held December 3rd through December 6th, 2012, at the Omni Royal Orleans located at 621 Saint Louis Street in New Orleans.

Gulf Island’s presentation will be webcast live on Wednesday, December 5, 2012 at 4:00 P.M. Central Time. The webcast will be provided through Wall Street Webcasting and can be viewed by accessing the “News” section of the Gulf Island Fabrication, Inc. website (www.gulfisland.com) or through the following link http://wsw.com/webcast/cof4/gifi/. The webcast will be archived for a period of 90 days following the presentation.

Gulf Island Fabrication, Inc., based in Houma, Louisiana, is a leading fabricator of offshore drilling and production platforms, hull and/or deck sections of floating production platforms and other specialized structures used in the development and production of offshore oil and gas reserves. These structures include jackets and deck sections of fixed production platforms; hull and/or deck sections of floating production platforms (such as tension leg platforms (“TLPs”), “SPARs”, “FPSOs” and “MinDOCs”), piles, wellhead protectors, subsea templates and various production, compressor and utility modules, offshore living quarters, towboats, liftboats, tanks and barges. The Company also provides offshore interconnect pipe hook-up, inshore marine construction, manufacture and repair of pressure vessels, heavy lifts such as ship integration and TLP module integration, loading and offloading of jack-up drilling rigs, semi-submersible drilling rigs, TLPs, SPARs, or other similar cargo, onshore and offshore scaffolding, piping insulation services, and steel warehousing and sales.

CONTACT:
Gulf Island Fabrication, Inc.
Kerry J. Chauvin, 985-872-2100
Chief Executive Officer
or
Roy F. Breerwood, III, 985-872-2100
Chief Financial Officer